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                                                                    EXHIBIT 3.14

                            ARTICLES OF CORPORATION

                                       OF

                            HAAS INVESTMENT COMPANY

KNOW ALL MEN BY THESE PRESENTS:

         The undersigned, for the purpose of organizing a corporation, pursuant to the laws of the State of Nebraska, do hereby adopt the following Articles of Incorporation.


                                       I.

         The name of the corporation is Haas Investment Company.


                                      II.

         The period of the corporation's duration is perpetual.


                                      III.

         The purposes for which the corporation is organized are: To acquire, improve, rent and dispose of real estate and to do all other things proper and allowed for corporations to do and not forbidden by the laws of the State of Nebraska.


                                      IV.

         The corporation shall have and may exercise all powers and rights (1) conferred upon corporations by the Nebraska Business Corporation Act as amended from time to time, (2) not otherwise denied corporations by the laws of the State of Nebraska, and (3) necessary, suitable, proper, convenient, or expedient to the attainment of the purposes set forth in Article III.


                                       V.

         The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock having a par value of $10.00 per share.


                                      VI.

         The stockholders shall adopt the By-Laws for the management of the corporation, which By-Laws may be amended as provided therein.


                                      VII.

         The street address of the initial registered office of the corporation is 640 West "O" Street, Lincoln, Nebraska 68528
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and the registered agent at such address is Ricky Haas.


                                     VIII.

         The name and address of the incorporator is:

                                   Rick Haas
                                   840 Lakeshore Drive
                                   Lincoln, Nebraska 68528

         Dated this 7th day of May, 1979.


                                                  /s/ Rick Haas
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